Exhibit 23.0 Consent of S.R. Snodgrass, A.C.

[Letterhead of S.R. Snodgrass, A.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Polonia Bancorp, Inc. of our report dated April 12, 2012, relating to our audit of the consolidated financial statements, included in the Prospectus of Polonia Bancorp, Inc. filed August 17, 2012, for the year ended December 31, 2011.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

December 21, 2012